Exhibit 99.1

Aspira Women’s Health Announces Appointment of Jane Pine Wood to the Board of Directors

AUSTIN, Texas, July 15, 2025 (GLOBE NEWSWIRE) — Aspira Women’s Health Inc. (“Aspira” or the “Company”) (QTCQB: AWHL), an AI enhanced bio-analytical based women’s health company focused on delivering the leading tools critical to gynecologic disease diagnostics and disease management, today announced the appointment of Jane Pine Wood to the Board of Directors, effective July 11, 2025.

“We are pleased to welcome Jane Pine Wood to the Board of Directors,” said Jack Fraser, Chairman of the Board of Directors of Aspira Women’s Health. “Ms. Wood brings a remarkable track record of representing a wide range of healthcare providers — including clinical and anatomic laboratories, hospitals, health systems, physicians, imaging centers, home health agencies, mental health providers, and clinics. Her deep expertise will be invaluable as we advance the growth of Aspira Women’s Health and drive meaningful change in women’s healthcare.”

Ms. Wood has served as Counsel at McDonald Hopkins, LLC since 2024. Prior to that, she was Chief Legal Counsel for BioReference Health, LLC, a leading clinical diagnostic laboratory specializing in oncology, urology, and women’s health. Earlier in her career, Ms. Wood spent nearly three decades as a partner at McDonald Hopkins, where she played a key role in building one of the largest laboratory and pathology client portfolios in the country. She also previously served on the firm’s Board of Directors.

About Aspira Women’s Health Inc.

Aspira Women’s Health Inc. is dedicated to the discovery, development, and commercialization of noninvasive, AI-powered tests to aid in the diagnosis of gynecologic diseases. OvaWatch® and Ova1Plus® are offered to clinicians as OvaSuiteSM. Together, they provide the only comprehensive portfolio of blood tests to aid in the detection of ovarian cancer risk for the 1.2+ million American women diagnosed with an adnexal mass each year.

OvaWatch provides a negative predictive value of 99% and is used to assess ovarian cancer risk for women where initial clinical assessment indicates the mass is indeterminate or benign, and thus surgery may be premature or unnecessary. Ova1Plus is a reflex process of two FDA-cleared tests, Ova1® and Overa®, to assess the risk of ovarian malignancy in women with an adnexal mass planned for surgery.

Our in-development test pipeline will expand our ovarian cancer portfolio and address the tremendous need for non-invasive diagnostics for endometriosis, a debilitating disease that impacts millions of women worldwide. In ovarian cancer, we intend to combine microRNA and protein biomarkers with patient data to further enhance the sensitivity and specificity of our current tests. In endometriosis, we have developed the first-ever non-invasive test designed to identify endometriomas, one of the most commonly occurring forms of severe endometriosis. Through our ongoing endometriosis development program, we are combining microRNA and protein biomarkers with patient data, with the intent of identifying all endometriosis independent of disease location or severity.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties. Such forward-looking statements include statements regarding, among other things, the timing and completion of any products in the development pipeline and other statements that are predictive in nature, and whether the marketing of the OvaSuite portfolio will prove successful. Actual results could differ materially from those discussed due to known and unknown risks, uncertainties, and other factors. These forward-looking statements generally can be identified by the use of words such as “designed to,” “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” and other words of similar meaning and the use of future dates. These and additional risks and uncertainties are described more fully in the Company’s filings with the SEC, including those factors identified as “Risk Factors” in our most recent Annual Report on Form 10-K, for the fiscal year ended December 31, 2024, and subsequent Quarterly Reports on Form 10-Q. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Aspira presently does not know, or that Aspira currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Aspira’s expectations, plans, or forecasts of future events and views as of the date of this press release. Subsequent events and developments may cause the Company’s assessments to change. However, while Aspira may elect to update these forward-looking statements at some point in the future, Aspira expressly disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Aspira’s assessments of any date after the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Relations Contact:

investors@aspirawh.com

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